Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 of the Registration Statement on Form S-1 of Chuy’s Holdings, Inc. of our report dated August 5, 2011, except for Note 16, as to which the date is                     , relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

November 16, 2011